UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 6, 2008
W HOLDING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Puerto Rico	000-27377	66-0573197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 West McKinley Street, Mayaguez, Puerto Rico	00680
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (787) 834-8000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Rule 425, Rule 14a-12 and Instruction 2 to Rule 14d-2(b)(2)

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     W Holding Company, Inc. (the “Company”), the financial holding company of Westernbank Puerto Rico (the “Bank”), announced today that Mr. Carlos Davila, age 45, has been promoted to Chief Operating Officer of the Company, effective October 6, 2008.
     Since October 1, 2007, Mr. Davila has served as an Executive Vice President and the Chief Retail Officer of the Bank. Mr. Davila will continue to serve as the Bank’s Chief Retail Officer. The disclosure regarding Mr. Davila’s previous banking experience contained in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 3, 2007 is hereby incorporated by reference herein.
     There are no arrangements or understandings between Mr. Davila and any other person pursuant to which Mr. Davila was promoted to serve as Chief Operating Officer of the Company. There are no family relationships between Mr. Davila and any director or executive officer of the Company. There has been no transaction nor are there any proposed transactions between the Company and Mr. Davila that would require disclosure pursuant to Item 404(a) of Regulation S-K.
     In connection with his promotion, Mr. Davila’s current annual base salary has been established at $425,000. All other terms of Mr. Davila’s employment agreement (the “Employment Agreement”) and Payment Agreement (the “Payment Agreement”), filed as Exhibits 99.1 and 99.2 to the Company’s current report on Form 8-K filed with the SEC on October 3, 2007 and hereby incorporated by reference herein, remain unchanged.
     The foregoing summary is qualified in its entirety by reference to the Employment Agreement and Payment Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W HOLDING COMPANY, INC. (Registrant)
/s/ Freddy Maldonado
Name:	Freddy Maldonado
Title:	Chief Financial Officer

Date: October 9, 2008